Exhibit 23.3

                               CONSENT OF COUNSEL


        We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectuses related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. Hourly Employees' Savings Plan and the Conexant Systems, Inc. Retirement Savings Plan.



CHADBOURNE & PARKE  LLP



30 Rockefeller Plaza
New York, New York 10112
November 9, 2001